SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant  [     ]
Filed by a Party other than the Registrant  [X]

Check the appropriate box:

[  ] Preliminary Proxy Statement     [  ]  Confidential, For Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))

[ X ]     Definitive Proxy Statement

[   ]     Definitive Additional Materials

[   ]     Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12


                        THE SMALLCAP FUND, INC.
------------------------------------------------------------------------
(Name of Registrant as Specified in its Charter)

Ralph W. Bradshaw
------------------------------------------------------------------------

Name of Person(s) Filing Proxy Statement, if Other Than the
Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
		and 0-11.

          (1) Title of each class of securities to which transaction applies: _____________________________________________

          (2) Aggregate number of securities to which transaction applies: _____________________________________________

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                 ______________________________________________________
          (4)    Proposed maximum aggregate value of transaction:
                 ______________________________________________________
(5)	Total fee paid:_______________________________________


 [   ]  Fee paid previously with preliminary materials.

 [   ]  Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid
previously.   Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)   Amount previously paid:
             _______________________________________
       (2)   Form, Schedule or Registration Statement No.:
             _______________________________________
       (3)   Filing Party:
             _______________________________________
       (4)   Date Filed:
             _______________________________________







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PROXY STATEMENT IN OPPOSITION
TO SOLICITATION BY THE BOARD OF DIRECTORS OF THE
SMALLCAP FUND, INC.

ANNUAL MEETING OF STOCKHOLDERS
To be held on June 19, 2003

This proxy statement and the enclosed [GREEN] proxy card are being furnished to holders of record on March 21, 2003 (the "Record Date") of shares of common stock ("Common Stock") of The SMALLCap Fund, Inc.
(the "Fund") by Ralph W. Bradshaw (the "Soliciting Stockholder"), a stockholder and Director of the Fund, in connection with the solicitation of proxies by the Soliciting Stockholder for use at the 2003 Annual Meeting of the Fund to be held at 2:00 p.m. at the The New York Palace Hotel, 455 Madison Avenue, New York, NY 10022 on June 19, 2003 and any adjournment or adjournments thereof. The Soliciting Stockholder is soliciting a proxy to vote your shares at the 2003 Annual Meeting of Stockholders of the Fund and at any and all adjournments or postponements of the meeting.

INTRODUCTION

This proxy statement and the enclosed [GREEN] proxy card are first being sent to stockholders of the Fund on or about March 18, 2003 for the following purposes:

(1) To elect two directors of the Fund for a term of three years and until their successors are duly elected and qualified; and

(2) The Soliciting Stockholder is also soliciting your proxy to vote your shares on the following Shareholder Value Proposal, that he intends to introduce at the meeting:

	The stockholders recommend that the Board of Directors deliver an option to stockholders to receive full Net Asset Value ("NAV") through open-ending, full tender offer, liquidation, or other means in the near future following passage of this proposal.

(3) To vote on such other business as may come before the Annual Meeting and any adjournment or postponement thereof.


With respect to these matters, the Soliciting Stockholder is soliciting a proxy to vote your shares:

    - IN FAVOR of the election of the individuals whom the Soliciting Stockholder intends to nominate for election as director of the Fund.

    - IN FAVOR of the Shareholder Value Proposal that the Soliciting Stockholder intends to introduce at the meeting.

How Proxies Will Be Voted

All of the proposals scheduled by the Fund for a vote at the meeting are included in the enclosed [GREEN] proxy card. If you wish to vote on any item, you may do so by completing and returning a [GREEN] proxy card.

If you return a [GREEN] proxy card to the Soliciting Stockholder or its agent, your shares will be voted on each matter as you indicate. If you do not indicate how your shares are to be voted on a matter, they will be voted FOR the election of the nominees named in this proxy and FOR the Shareholder Value Proposal. If any other proposals are introduced at the meeting, proxies will be voted by the Soliciting
Stockholder in accordance with the best interests of the stockholders, in the sole judgment and opinion of the Soliciting Stockholder. The proxies may also temporarily decline to attend the Meeting, thereby possibly preventing a quorum, in order to solicit additional proxies or, if they deem it to be in the interest of the stockholders, for any other legal reason. If you return a [GREEN] proxy card, you will be granting the persons named as proxies discretionary authority to vote on any other matters of which they are not now aware that may come before the meeting. These may include, among other things, matters relating to the conduct of the meeting and proposals of other stockholders.

Voting Requirements

Only stockholders of record on the Record Date are entitled to vote at the meeting. According to the Fund's press release dated February 27, 2003, there were 9,917,794 issued and outstanding shares of common stock of the Fund. Stockholders will be entitled to one vote for each share held. Only stockholders of record at the close of business on March 21, 2003 will be entitled to vote at the Meeting. The number of shares issued and outstanding on the Record Date is included in the Fund's proxy. A Bylaw just passed on February 27, 2003 requires that Directors of the Fund be elected by a majority of the shares of common stock outstanding and entitled to vote in the election of directors. This Bylaw was passed by a slim majority of the Board, without stockholder approval, over the objections of the Soliciting Stockholder and other Board members. I believe that it unfairly limits the ability of our stockholders to elect directors, and presents the likelihood that director candidates receiving the least votes will remain in office while those receiving the most votes will be denied office. It is also possible that the Fund could face legal action as a result of this Bylaw.

In tallying stockholder votes, abstentions and "broker non-votes" (i.e., shares held by brokers or nominees as to which (a) instructions have not been received from the beneficial owners or persons entitled to vote and (b) the broker or nominee does not have discretionary voting power on a particular matter) will be counted for purposes of determining whether a quorum is present for purposes of convening the meeting, but neither abstentions nor broker non-votes will be considered votes cast for any purposes at the Meeting. Nominees receiving the support of a majority of the shares entitled to vote will be elected to serve as directors of the Fund.

If a quorum is not present at the meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. The proxies may also propose an adjournment for other reasons. Any adjournment will require the affirmative vote of a majority of those shares present at the meeting in person or by proxy. If an adjournment of the meeting is proposed, the person named as proxy on the [GREEN] proxy card will vote for or against such adjournment in his discretion.

Revocation of Proxies

You may revoke any proxy you give to management or the Soliciting
Stockholder at any time prior to its exercise in the following ways:

Deliver a written revocation of your proxy to the Secretary of the Fund;

Execute and deliver a later dated proxy to the Soliciting Stockholder or to the Fund or our respective agents; or

Vote in person at the meeting. (Attendance at the meeting will not in and of itself revoke a proxy.)

There is no limit on the number of times you may revoke your proxy prior to the meeting. Only the latest dated, properly signed proxy card will be counted.


INFORMATION CONCERNING THE SOLICITING STOCKHOLDER

The address of the Soliciting Stockholder is One West Pack Square, Suite 1650, Asheville, NC 28801.

As of the Record Date, the Soliciting Stockholder had the beneficial ownership of 2,134 shares of Common Stock of the Fund.

Exhibit 1 to this proxy statement contains a schedule showing the purchases and sales of Common Stock of the Fund by the Soliciting
Stockholder within the past two years.

The Soliciting Stockholder has made the decision to give stockholders a choice regarding the members of the Board of Directors and an opportunity to express their opinion on the Shareholder Value Proposal. In the Soliciting Stockholder's opinion, stockholders are not being well served by a majority of the current Board, as he believes they have taken steps to limit their accountability to stockholders.

There are no contracts, arrangements, or understandings of any kind between the Soliciting Stockholder and any other person with respect to how shares of the Fund owned by that person might be voted.

REASONS FOR THE SOLICITATION

For years, the record clearly shows that the investment performance of our Fund has substantially trailed its S&P SmallCap 600 Index benchmark. In no small part, this fact helps to account both for the wide discount to NAV at which the Fund's shares have traded and the dissatisfaction of many Fund stockholders. Perhaps in light of these facts, the SMALLCap
Fund's Management, consisting of the Fund's officers and a majority of its Board of Directors, has taken a series of steps that have the effect of reducing their accountability to stockholders.

Immediately prior to the 2002 Annual Meeting, when it became apparent that Management's nominees for Director would be defeated, a majority of the Board voted to expand the number of directors to the maximum permitted by law and to appoint two additional Directors of their choosing, without the approval of stockholders. This action allowed them to perpetuate control of the Board of Directors by a four to three majority and to effectively remove that decision from stockholders. Looking forward to this 2003 Annual Meeting, a majority of the Board has further protected itself by passing Bylaws that limit voting rights of stockholders and raise barriers to directors who are not supported by Management. Just days before the Record Date, this majority of the Board again changed the rules by passing another Bylaw, requiring support from over 50% of all outstanding shares in order to elect any director. This helps protect incumbent directors, including those never elected by stockholders, from being replaced in a contested election. Since it is unusual for more than two-thirds of outstanding shares to ever be voted, this 50% requirement means that an opposing candidate will likely need over 75% of the votes cast in order to unseat an incumbent. Stockholders were not given the opportunity to vote on any of these items, all of which profoundly affect the value of their investment. The Soliciting Stockholder believes that the Fund and its stockholders are not well served by these actions.

The purpose of this proxy is to solicit your vote to elect Thomas H.
Lenagh and Edwin Meese III to the Board of Directors, and to allow stockholders to vote on receiving full NAV for their shares through the Shareholder Value Proposal, which is intended to be introduced at the meeting.

As a director of our Fund, I believe that the election of Messrs. Lenagh and Meese as directors will provide stockholders with additional independent voices on important matters affecting the Fund. They will provide a great body of knowledge and experience in dealing with issues that are important to the Fund. Their election will give the Board new perspective and may help assure that measures intended to benefit stockholders are more actively considered. They are committed, as I and the two directors elected at the meeting last year are, to following the will of the stockholders.

If you share these goals, I urge you to vote, using the enclosed
[GREEN] proxy card.


CERTAIN CONSIDERATIONS

In deciding whether to give the Soliciting Stockholder your proxy, you should consider the following information.

Even if these nominees are elected, there can be no assurance that the full Board of Directors will take any actions that either may advocate or that such actions, if taken, will achieve their intended goals. However, these nominees, if elected, will create a majority of Fund directors committed to follow the will of the stockholders.

Implementation of certain Board actions may require stockholder approval, and no assurance can be given that such approval will be obtained. In addition, various costs, which would be borne indirectly by stockholders, may be associated with certain actions, including but not limited to those associated with holding a special meeting of stockholders.

As described in this proxy, stockholders are given the opportunity to express their opinion on the Shareholder Value Proposal to deliver full NAV to stockholders. The Soliciting Stockholder believes that all stockholders of the Fund will benefit if any actions taken to improve stockholder value or to reduce or eliminate the discount to NAV are successful. The Soliciting Stockholder and these nominees are committed to follow the majority vote of the stockholders.

Proposal 1 - ELECTION OF DIRECTORS

There are seven members in the current Board of Directors.

At the meeting, stockholders will have the opportunity to elect two people as directors of the Fund to serve for a three-year term and until their successor shall have been elected and qualified.

The Soliciting Stockholder intends to nominate Thomas H. Lenagh and Edwin Meese III for election as directors to fulfill these positions. Information about the nominees is as follows:



Name, Address and Age

Thomas H. Lenagh (80)
13 Allen's Corner Road
Flemington, NJ 08822

Principal Occupation during past 5 years

Chairman of the Board of Inrad Corp. and Independent Financial Adviser.

Directorships held by Nominee

Director of Gintel Fund, Cornerstone Strategic Value Fund,
Cornerstone Total Return Fund, Progressive Return Fund,
The Adams Express Company and Petroleum and
Resources Corporation.


Name, Address and Age

Edwin Meese III (71)
The Heritage Foundation
214 Massachusetts Ave. NE
Washington D.C. 20002

Principal Occupation during past 5 years

Distinguished Fellow, The Heritage Foundation, Washington, D.C.; Distinguished Visiting Fellow at the Hoover Institution,
Stanford University; Distinguished Senior Fellow at the Institute of United States Studies,
University of London; and Formerly U.S. Attorney General under President Ronald Reagan

Directorships held by Nominee

Director of Cornerstone Strategic Value Fund,
Cornerstone Total Return Fund, and
Progressive Return Fund.


Neither of the nominees owned shares of the Fund directly or indirectly as of the date of this proxy.

For the past few years, these nominees and I have served together on the Boards of Directors of several closed-end funds. Over the years, stockholders of these funds have been given opportunities to vote on a variety of proposals, including for example, open-ending, liquidation, modifying the investment focus, changing the investment advisor, and choosing the independent accountants. Some proposals were initiated by the Boards and some by stockholders, some passed and some did not. Most of these required the approval of a majority of shares outstanding. In every case, these directors sought the will of the majority and followed it. Concerning the closed-end funds where we jointly serve as directors, as of March 14, 2003, one of these traded at a premium to NAV and the other two traded at small single-digit discounts.

Cornerstone Advisors, Inc., of which I am president, manages three closed-end fund portfolios that focus primarily on domestic large-cap securities and for which these nominees also serve as directors. Under no circumstances will Cornerstone Advisors, Inc. or the Soliciting Stockholder accept an investment management contract with The SMALLCap Fund, Inc. This advisor does not manage small-cap portfolios and has no plans to seek the management of any such fund.

The Fund pays no compensation to the Fund's officers. Other than fees that may be payable by the Fund to its directors, the nominees named above have no arrangement or understanding with any person with respect to any future employment or any direct or indirect business relationship by or with the Fund or any affiliate of the Fund.

The persons named as proxies in the enclosed [GREEN] proxy card intend, in the absence of contrary instructions, to vote all proxies they are entitled to vote IN FAVOR of the election of the nominees named above. The nominees have been reviewed by the Fund's nominating committee and have consented to stand for election and to serve if elected. If either is unable to serve, an event not now anticipated, the proxies will be voted for such other person, if any, designated by the persons named as proxies.

Information regarding the persons now serving as directors and officers of the Fund, and additional information regarding the Fund, are contained in the Fund's proxy statement.

Proposal  2 - Shareholder Value Proposal

This proposal serves to convey the wishes of stockholders to the Board. It is not included in the Fund's proxy but is intended to be proposed at the 2003 Annual Meeting of Shareholders. A similar proposal was intended to be made at the 2002 Annual Meeting of Stockholders but was blocked by those in charge of the meeting. It is possible that those conducting the meeting may attempt to use procedural grounds to effectively block the introduction of this proposal at the 2003 meeting as they did in 2002. Regardless of whether or not this occurs, if these director candidates described in this proxy are elected, the new Board majority will be committed to following the will of the stockholders as expressed by their vote on the Shareholder Value Proposal.

The Shareholder Value Proposal recommends that the Board of Directors deliver an option to stockholders to receive full Net Asset Value ("NAV") through open-ending, full tender offer, liquidation, or other means in the near future. It is likely that the expense ratio would be negatively affected by substantial reduction in asset level. It is unknown how consequences from any option may affect those who choose not to participate. Tax consequences from partial portfolio liquidation are unknown. Some options, like liquidation or open-ending, for example, would require stockholder approval and there is no guarantee that such approval would be received. Implementation of the Shareholder Value Proposal would address the discount situation by allowing those who so choose to exchange their shares for full NAV. As a result, the Soliciting Stockholder recommends that you vote FOR the Shareholder Value Proposal.

PRINCIPAL HOLDERS OF VOTING SECURITIES

A public filing with the SEC dated February 7, 2003 shows Deep Discount Advisors, Inc. and Ron Olin Investment Management Company as beneficial owners of 17.8% and 15.1%, respectively, of the Fund's outstanding shares. I am a former employee of Deep Discount Advisors. I have also been a consultant to Ron Olin Investment Management Company. Neither company is a party to this solicitation and, as passive investors in the Fund's shares, they are not endorsing this proxy solicitation. The Soliciting Stockholder knows of no other person who owned of record or beneficially more than 5% of the outstanding Common Stock of the Fund that is not disclosed in the Fund's proxy statement.

THE SOLICITATION

Ralph W. Bradshaw, the Soliciting Stockholder, is making this solicitation.

Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward this proxy statement and the enclosed [GREEN] proxy card to the beneficial owners of shares of Common Stock for whom they hold shares of record. The Soliciting Stockholder will reimburse these organizations for their reasonable out-of-pocket expenses.

The Soliciting Stockholder will bear all of the fees and expenses related to this proxy solicitation.

The Soliciting Stockholder is not and, within the past year, has not been a Party to any contract, arrangement or understanding with any person with respect to any securities of the Fund. In addition, there is no arrangement or understanding involving the Soliciting Stockholder that relates to future employment by the Fund or any future transaction with the Fund.

If you have any questions concerning this proxy solicitation or the procedures to be followed to execute and deliver a proxy, please contact the Soliciting Stockholder at 828-210-8184.


ADDITIONAL PROPOSALS

The Soliciting Stockholder knows of no business that will be presented for consideration at the meeting other than that set forth in this proxy statement and in the Fund's proxy statement. If any other matters are properly presented for consideration at the meeting, it is the intention of each of the persons named as proxies on the enclosed [GREEN] proxy card to vote in accordance with his own best judgment on such matters.

The date by which a stockholder must submit a proposal to be presented at the 2004 Annual Meeting of Stockholders is set forth in the Fund's proxy statement.

Dated: March 18, 2003


EXHIBIT 1   Purchases and Sales of The SMALLCap Fund Shares

SECURITIES OF THE FUND PURCHASED OR SOLD WITHIN THE PAST TWO YEARS BY THE SOLICITING STOCKHOLDER


Date			Number of Shares Purchased
 8/26/02                         1000

[PROXY CARD]


                                PROXY CARD

                     PROXY SOLICITED IN OPPOSITION
                    TO THE BOARD OF DIRECTORS OF THE
                    SMALLCAP FUND, INC.

                        BY RALPH W. BRADSHAW,
                   A STOCKHOLDER AND DIRECTOR OF
                       THE SMALLCAP FUND, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 19, 2003

The undersigned hereby appoints Ralph W. Bradshaw and Thomas R. Westle, and each of them, as the undersigned's proxies, with full power of substitution, to attend the Annual Meeting of Stockholders of The
SMALLCap Fund, Inc. (the "Fund") and to vote all shares of Common Stock of the Fund which the undersigned is entitled to vote at the Annual
Meeting of Stockholders to be held on June 19, 2003 at 2:00 p.m. at the The New York Palace Hotel, 455 Madison Avenue, New York, NY 10022, and any adjournment or adjournments thereof. Properly executed proxies will be voted (or the vote on such matters may be withheld on specific matters) in accordance with instructions appearing on the proxy. Please refer to the Proxy Statement for a discussion of the proposals.

(INSTRUCTIONS:  Mark votes by placing an "x" in the appropriate [ ].)


1. To elect Thomas H. Lenagh and Edwin Meese III as Directors to the Fund's Board of Directors to serve for a term of three years and until their successors are duly elected and qualified; and

Thomas H. Lenagh       FOR THE NOMINEE  [   ]      WITHHOLD  [   ]

Edwin Meese III         FOR THE NOMINEE  [   ]      WITHHOLD  [   ]

THE SOLICITING SHAREHOLDER URGES YOU TO VOTE FOR THE ELECTION OF THESE
NOMINEES

2.    To approve the following Shareholder Value Proposal:

	The stockholders recommend that the Board of Directors deliver an option to stockholders to receive full Net Asset Value ("NAV") through open-ending, full tender offer, liquidation, or other means in the near future following passage of this proposal.


                     FOR [ ]      AGAINST [ ]            ABSTAIN [ ]

THE SOLICITING STOCKHOLDER URGES YOU TO VOTE FOR THE ABOVE PROPOSAL


ANY AND ALL OTHER PROPOSALS WILL BE VOTED BY THE PROXYHOLDERS IN THE BEST INTERESTS OF STOCKHOLDERS AS DETERMINED BY THE SOLE JUDGMENT OF THE PROXYHOLDERS AT THE TIME OF THE MEETING. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT DATED MARCH 18, 2003, OF RALPH W. BRADSHAW AND THE UNDERSIGNED HEREBY REVOKES ANY PROXY HERETOFORE EXECUTED BY THE UNDERSIGNED RELATING TO THE SUBJECT MATTER HEREOF AND CONFIRMS ALL THAT THE PROXIES MAY LAWFULLY DO BY VIRTUE HEREOF.


(IMPORTANT - PLEASE SIGN, PRINT NAME, AND FILL IN DATE AND NUMBER OF SHARES) This proxy card is provided by Ralph W. Bradshaw, a stockholder and director of the Fund. Please sign exactly as your name appears hereon or on proxy cards previously sent to you. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other duly authorized officer. If a partnership, please sign in partnership name by authorized person.


SIGNATURE(S)_____________________________________________Dated:____________

PRINT NAME _____________________________________________NUMBER OF SHARES ______

Please sign as registered and return promptly in the enclosed envelope. Executors, trustees and other signing in a representative capacity should include their names and the capacity in which they sign.